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                                                                    EXHIBIT 21.1

                                  POPULAR, INC.

                             AS OF DECEMBER 31, 2005

SUBSIDIARIES OF THE REGISTRANT

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                                                            JURISDICTION OF
NAME                                                         INCORPORATION
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
Banco Popular de Puerto Rico                              Puerto Rico
   Popular Auto, Inc.                                     Puerto Rico
   Popular Finance, Inc                                   Puerto Rico
   Popular Mortgage, Inc.                                 Puerto Rico
EVERTEC, INC.                                             Puerto Rico
   EVERTEC Republica Dominicana, S.A.                     Dominican Republic
   EVERTEC de Venezuela, C.A.                             Venezuela
   Scan Data Puerto Rico                                  Puerto Rico
Popular Capital Trust I                                   Delaware
Popular Capital Trust II                                  Delaware
Popular International Bank, Inc.                          Puerto Rico
      ATH Costa Rica, S.A                                 Costa Rica
      CREST, S.A.                                         Costa Rica
      Popular Insurance V.I., Inc.                        U.S. Virgin Islands
      Popular North America, Inc.                         Delaware
         Popular Financial Holdings, Inc.                 Delaware
               Equity One, Inc.                           Delaware
            E-Loan, Inc.                                  Delaware
               E-Loan Auto Fund Two, LLC                  Delaware
               Escrow Closing Services, Inc.              Delaware
            Popular Housing Services, Inc.                Delaware
               Equity One Mortgage Servicing, Inc.        New Jersey
               Equity One, Inc.                           New Jersey
                  Equity One Consumer Loan Company        New Jersey
                     Equity One Holding Company           Delaware
                        Equity One Funding Company        Delaware
               Equity One, Incorporated                   Pennsylvania
                  Equity One of West Virginia             West Virginia
               Equity Real Estate Solutions, LLC          Pennsylvania
               Infinity Mortgage Corporation              New Jersey
               Popular ABS, Inc.                          Delaware
               Popular Financial Management, LLC          Delaware
               Popular Financial Services, LLC            Delaware
                  Popular Financial Funding, LLC          Delaware
               Popular Warehouse Lending, LLC             New Jersey
         Popular North America Capital Trust I            Delaware
         Banco Popular North America                      New York
            BPNA Real Estate, Inc.                        New York
            Popular FS, LLC                               Delaware
            Popular Leasing, USA                          Delaware
            Popular Insurance Agency USA, Inc.            Delaware
         Banco Popular, National Association              Florida
            Popular Insurance, Inc.                       Puerto Rico
         BanPonce Trust I                                 Delaware
         Popular Cash Express, Inc.                       Delaware
            Popular Cash Express-California, Inc.         California
         EVERTEC, U.S.A., Inc.                            Delaware
Popular Securities, Inc.                                  Puerto Rico
Popular Life RE                                           Puerto Rico
Metropolitana de Prestamos, Inc. (Inactive)               Puerto Rico
Popular Assets Management, Inc. (Inactive)                Puerto Rico
Puerto Rico Parking Corporation  (Inactive)               Puerto Rico
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